                                                               Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)

                                                 Nine Months        Nine Months
                                                    Ended              Ended
                                                   March 31          March 31
                                                     1996              1995

Primary
- -------

Net Income                                       $    2,848         $    4,396
                                                 ==========         ==========

Weighted Average Shares Outstanding               7,756,869          7,584,694

Incremental Shares from Assumed
      Exercise of Stock Options                     151,895            327,795
                                                 ----------         ----------

Total Shares                                      7,908,764          7,912,489
                                                 ==========         ==========


Primary Per Share Amounts
- -------------------------

Net Income                                       $     0.36         $     0.56
                                                 ==========         ==========


Fully Diluted *
- -------------

Net Income                                       $    2,848         $    4,396
                                                 ==========         ==========

Weighted Average Shares Outstanding               7,756,869          7,584,694

Incremental Shares from Assumed
      Exercise of Stock Options                     151,895            298,399
                                                 ----------         ----------

Total Shares                                      7,908,764          7,883,093
                                                 ==========         ==========


Fully Diluted Per Share Amounts
- -------------------------------

Net Income                                       $     0.36         $     0.56
                                                 ==========         ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.


                                                                    Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)



                                                 Three Months       Three Months
                                                    Ended              Ended
                                                   March 31          March 31
                                                     1996              1995
Primary
- -------

Net (Loss)/Income                                $     (398)        $    1,871
                                                 ==========         ==========

Weighted Average Shares Outstanding               7,777,082          7,630,770

Incremental Shares from Assumed
      Exercise of Stock Options                           -            278,710
                                                 ----------         ----------

Total Shares                                      7,777,082          7,909,480
                                                 ==========         ==========
Primary Per Share Amounts
- -------------------------

Net (Loss)/Income                                $    (0.05)        $     0.24
                                                 ==========         ==========


Fully Diluted *
- -------------

Net (Loss)/Income                                $     (398)        $    1,871
                                                 ==========         ==========

Weighted Average Shares Outstanding               7,777,082          7,630,770

Incremental Shares from Assumed
      Exercise of Stock Options                           -            253,850
                                                 ----------         ----------

Total Shares                                      7,777,082          7,884,620
                                                 ==========         ==========
Fully Diluted Per Share Amounts
- -------------------------------

Net (Loss)/Income                                $    (0.05)        $     0.24
                                                 ==========         ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.